Exhibit 23





                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the application of our report dated February 9, 1994, included in the 1993 Annual Report on Form 10-K of New York Telephone Company for the year ended December 31, 1993, to the amended notes to the consolidated financial statements which are included in this amendment on Form 10-K/A.




                                                     Coopers & Lybrand, L.L.P.


New York, New York
December 13, 1994